UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 17, 2019

Spark Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36819	46-2654405
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3737 Market Street Suite 1300 Philadelphia, PA		19104
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (888) 772-7560

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ONCE	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 25, 2019, Spark Therapeutics, Inc., a Delaware corporation (the “Company” or “Spark”), entered into an Agreement and Plan of Merger, dated as of February 22, 2019 (as amended, the “Merger Agreement”), with Roche Holdings, Inc., a Delaware corporation (“Parent” or “Roche Holdings”), and 022019 Merger Subsidiary, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, Parent caused Merger Sub to conduct a tender offer (the “Offer”) for all of the issued and outstanding shares of common stock, par value $0.001 per share (the “Shares”), of the Company at a price of $114.50 per Share (the “Offer Price”), net to the seller in cash, without interest and subject to any applicable withholding of taxes, and on the terms and conditions set forth in the Merger Agreement.

The Offer expired at 5:00 p.m., New York City time, on December 16, 2019. Citibank, N.A., in its capacity as depositary for the Offer (the “Depositary”), advised that, as of the expiration of the Offer, a total of 23,276,342 Shares (excluding Shares with respect to which notices of guaranteed delivery were delivered and for which certificates were not yet delivered) were validly tendered and not validly withdrawn pursuant to the Offer, representing approximately 60.4% of the Shares outstanding as of the expiration of the Offer. In addition, the Depositary has advised that Notices of Guaranteed Delivery have been delivered with respect to approximately 6,470,331 Shares that have not yet been tendered, representing approximately 16.8% of the outstanding Shares. Each condition to the Offer was satisfied or waived, and Merger Sub irrevocably accepted for payment all Shares that were validly tendered and not withdrawn.

On December 17, 2019, following consummation of the Offer, Merger Sub merged with and into the Company (the “Merger”). The Merger was completed pursuant to Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), with no vote of the Company’s stockholders required to consummate the Merger. At the effective time of the Merger (the “Effective Time”), each issued and outstanding Share (other than Shares held by the Company as treasury stock, or owned by Roche, Merger Sub or any of their or the Company’s direct or indirect subsidiaries, or held by stockholders who are entitled to demand, and who have properly demanded and have neither withdrawn nor lost, appraisal rights under Delaware law), was converted into the right to receive an amount in cash equal to the Offer Price (the “Merger Consideration”), without interest and subject to any required tax withholding.

Immediately prior to the Effective Time, except as provided in the Merger Agreement, each compensatory option to purchase Company common stock, whether vested or unvested, outstanding and unexercised immediately prior to the Effective Time was cancelled and converted into the right to receive an amount in cash (subject to any applicable withholding) equal to the product of (i) the excess, if any, of the Offer Price over the per share exercise price applicable to such option, multiplied by (ii) the number of shares of the Company common stock issuable upon exercise of such option. Immediately prior to the Effective Time, except as provided in the Merger Agreement, each compensatory restricted stock unit of the Company, whether vested or unvested, outstanding immediately prior to the Effective Time was cancelled and converted into the right to receive the Offer Price (subject to any applicable withholding). Immediately prior to the Effective Time, all outstanding compensatory restricted stock awards were deemed vested and cancelled and converted into the right to receive the Offer Price (subject to any applicable withholding).

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on February 25, 2019 and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

Effective as of December 17, 2019 and contingent upon the consummation of the Merger, the Company terminated the Spark Therapeutics, Inc. 2015 Employee Stock Purchase Plan (and any subplans thereunder), the Spark Therapeutics, Inc. 2015 Stock Incentive Plan and the Spark Therapeutics, Inc. 2014 Stock Incentive Plan.

Item 2.01	Completion of Acquisition or Disposition of Assets

As described in the Introductory Note above, on December 17, 2019, Merger Sub irrevocably accepted for payment all Shares validly tendered and not validly withdrawn pursuant to the Offer on or prior to the Expiration Date. On December 17, 2019, the Merger was completed pursuant to Section 251(h) of the DGCL, with no vote of the Company’s stockholders required to consummate the Merger. Upon the consummation of the Merger, Spark became a wholly owned subsidiary of Roche Holdings.

The aggregate consideration paid by Merger Sub in the Offer and Merger to purchase all outstanding Shares (other than the Shares owned by Roche Holdings and its affiliates) and other equity-based interests of Spark pursuant to the Offer and the Merger, was approximately $4.8 billion. Roche Holdings provided Merger Sub with the necessary funds to fund the Offer and the Merger from its cash on hand.

The information contained in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

In connection with the consummation of the Merger, the Company (i) notified The Nasdaq Stock Market (“Nasdaq”) of the consummation of the Merger and (ii) requested that Nasdaq (x) halt trading in the Shares on December 17, 2019, prior to market open, and suspend trading of the Shares effective as of the close of trading on December 17, 2019 and (y) file with the SEC a Notification of Removal from Listing and/or Registration on Form 25 to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file with the SEC a Certification and Notice of Termination of Registration on Form 15 under the Exchange Act, requesting that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03	Material Modification to Rights of Security Holders

The information contained in the Introductory Note and Items 1.02, 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant

Upon the Effective Time, Spark became a wholly owned subsidiary of Roche Holdings. The information contained in the Introductory Note and Items 2.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the Effective Time of the Merger, the following individuals resigned as members of the board of directors (or similar governing body) of Spark and its subsidiaries, and from all committees of the board of directors (or similar governing body) of Spark and its subsidiaries: Steven M. Altschuler, Lars G. Ekman, M.D., Ph.D., Katherine A. High, M.D., Jeffrey D. Marrazzo, Anand Mehra, M.D., Vincent J. Milano, Robert J. Perez, Elliott Sigal, M.D., Ph.D. and Lota Zoth, CPA.

Effective immediately following the resignations described above, Bruce Resnick and Sean Johnston were appointed as the directors of Spark.

Also at the Effective Time of the Merger, the Company entered into a separation and release agreement with each of Stephen Webster and Daniel R. Faga, entitling each executive officer to severance benefits in accordance with their respective existing Employment Agreements, dated January 16, 2015 and May 2, 2016, respectively.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to the terms of the Merger Agreement, as of the Effective Time, the Company’s certificate of incorporation and bylaws were each amended and restated in their entirety.

Copies of the Amended and Restated Certificate of Incorporation and Bylaws are filed as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1

Agreement and Plan of Merger by and among Spark Therapeutics, Inc., Roche Holdings, Inc. and 022019 Merger Subsidiary, Inc., dated February 22, 2019 (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Spark Therapeutics, Inc. on February 25, 2019).

3.1	Amended and Restated Certificate of Incorporation of the Company (filed herewith).

3.2	Bylaws of the Company (filed herewith).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARK THERAPEUTICS, INC.

Dated: December 17, 2019	By:	/s/ Joseph W. La Barge
	Name:	Joseph W. La Barge
	Title:	Chief Legal Officer